EXHIBIT D
NOTICE OF WITHDRAWAL OF TENDER
Regarding Units of
ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated February 28, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, EASTERN TIME, ON MARCH 25, 2011, AND
THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON MARCH 25, 2011, UNLESS THE OFFER IS EXTENDED.
Complete This Notice of Withdrawal And Return Or Deliver To:
Robeco-Sage Multi-Strategy Fund, L.L.C.
c/o UMB Fund Services, Inc.
P.O. Box 2175
Milwaukee, Wisconsin 53201
Attn: Tender Offer Administrator
For additional information:
Phone: (877) 491-4991
Fax: (816) 860-3140

Robeco-Sage Multi-Strategy Fund, L.L.C.
Ladies and Gentlemen:
     The undersigned wishes to withdraw the tender of its units of limited liability company interests (“Units”) in Robeco-Sage Multi-Strategy Fund, L.L.C. (the “Fund”), or the tender of a portion of such Units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated            .
This tender was in the amount of:
☐	All Units.
☐	Portion of Units expressed as a specific dollar value. (A minimum value greater than: $50,000, or such other amount as is determined by the Board of Managers must be maintained in the Fund (the “Required Minimum Balance.”)
$
☐	Portion of Units. (Must have a value greater than: $50,000, or such other amount as is determined by the Board of Managers.)
Number of Units:
☐	All Units in excess of the Required Minimum Balance.
     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units of the Fund (or portion of the Units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Robeco-Sage Multi-Strategy Fund, L.L.C.
Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name of Investor	Signature

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Joint Tenant Signature if necessary	Print Name of Signatory and Title

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name of Joint Tenant	Co-signatory if necessary

(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name and Title of Co-signatory
Date:

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